Exhibit 10.4

June 17, 2018

Vintage Rodeo, L.P.

C/O Vintage Rodeo GP, LLC, General Partner

4705 South Apopka Vineland Road, Suite 206

Orlando, Florida 32819

Project Rodeo
Side Letter re Subscription

Ladies and Gentlemen:

B. Riley Financial Inc., a Delaware corporation (the “BRF”), has entered into a Subscription Agreement dated of even date herewith (the “Subscription Agreement”) between BRF and Vintage Rodeo, L.P. (the “Partnership”), pursuant to which BRF has agreed to subscribe for common limited partnership interests of the Partnership in the amount of up to $315,000,000 (such amount, the “BRF Common Contribution Amount”) in the Partnership’s offering of its common limited partnership interests (“Common Interests”) and up to $170,000,000 of 13% preferred limited partnership interests (the “Preferred Interests”) in an aggregate amount of up to $710,000,000 (the “Offering”), consisting of: (i) an aggregate minimum offering of $610,000,000 of limited partnership interests to be purchased for cash, including up to $170,000,000 of Preferred Interests, and (ii) an additional $100,000,000 to be contributed in kind to the Partnership. Capitalized terms used herein and not otherwise defined shall have the respective meanings as set forth in the Subscription Agreement.

This letter agreement constitutes an amendment to the Subscription Agreement as contemplated by Section 10(c) thereof. The Partnership and General Partner hereby confirm the following agreements for the benefit of BRF, that:

(a)	BRF hereby agrees to subscribe for up to an additional $114,000,000 of Preferred Interests to be purchased for cash in said amount (the “BRF Preferred Contribution Amount”). Dividends will accumulate quarterly on the Preferred Interests at the annual rate of 13% per annum and added to the amount of Preferred Interests then outstanding. The Preferred Interests (including accumulated dividends thereon) will be fully redeemable after the latest maturity date of those term loans entered into at the Closing of the Merger contemplated by that certain Debt Commitment Letter, dated as of June 17, 2018, by and among the BRF, Vintage Rodeo Parent, LLC and Guggenheim Corporate Funding, LLC.

(b)	The additional subscription for the Preferred Interests shall otherwise be the subject to the same representations, warranties and other terms and conditions to funding as set forth in the Subscription Agreement for the Common Interests.

(c)	Any subscriptions payable in cash accepted by the Partnership by subscribers (i) referred by BRF or an Affiliate thereof or (ii) in excess of $610,000,000, shall reduce, at the election of BRF, the BRF Common Contribution Amount, the BRF Preferred Contribution Amount, or a combination of the BRF Common Contribution Amount and the BRF Preferred Contribution Amount on a dollar-for-dollar basis.

(d)	BRF may assign portions of the BRF Common Contribution Amount or the BRF Preferred Contribution Amount obligations prior to Closing and/or may transfer Common Interests or Preferred Interests to Affiliates and controlled funds that would have been qualified to subscribe initially under the terms of the Offering for a period of 90 days following the Offering.

(e)	BRF and affiliated assignees pursuant to the preceding clause (d) shall not be required to fund the BRF Common Contribution Amount or the BRF Preferred Contribution Amount unless the Partnership shall have received contemporaneously therewith payment(s), cash contributions for Common Interests and up to $170,000,000 of Preferred Interests pursuant to other subscriptions of an amount equal to $610,000,000 less the BRF Common Contribution Amount and the BRF Preferred Contribution Amount.

(f)	BRF’s Subscription Agreement shall terminate and BRF shall not be obligated to make the BRF Common Contribution Amount payment or the BRF Preferred Contribution Amount in the event that any claim is brought by the Target Company under, or any legal action, suit or proceeding is brought by the Target Company or any of its Affiliates with respect to the Guarantee or the Guarantors (as defined in the Guarantee). From and after any such termination, none of BRF, its Affiliates or controlled funds shall have any further liability or obligation to the Partnership or its Affiliates under the Subscription Agreement, this letter or with respect to the BRF Common Contribution Amount or the BRF Preferred Contribution Amount.

(g)	Notwithstanding anything to the contrary herein or in the Subscription Agreement, BRF shall be entitled to increase the BRF Common Contribution Amount, in BRF’s sole and absolute discretion and without any obligation to do so, to provide such funds as may be required to assure that the Partnership has sufficient funds to close the transactions contemplated by the Subscription Agreement, including, without limitation, the offering described in the Subscription Agreement and the merger contemplated by the Merger Agreement (as defined in the Subscription Agreement).

(h)	Any amounts funded by BRF pursuant to the Equity Commitment Letter among BFR, the Company and Vintage Rodeo Parent, LLC, or otherwise to the Partnership, shall be without duplication to the amounts required to be funded under the Subscription Agreement as modified by this letter agreement.

If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (1) such term or other provision shall be fully separable, (2) this letter agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (3) all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated by this letter agreement is not affected in any manner materially adverse to any party or such party expressly waives its rights in writing under this letter agreement with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this letter agreement are fulfilled to the fullest extent possible.

The parties further hereby acknowledge and agree that this letter has been executed simultaneously with the Subscription Agreement as an inducement to execute and deliver the Subscription Agreement, and that the terms and conditions of this letter shall be deemed incorporated by reference in the Subscription Agreement as if fully set forth therein. In the event of any inconsistency between this letter agreement and the terms and conditions of the Subscription Agreement, the terms and conditions of this letter shall control.

This letter agreement, together with the Subscription Agreement, and any associated fee or flex letters executed in connection therewith, represent the entire agreements of the parties with respect to the subject matter thereof. This letter agreement may not be amended except in writing by a subsequent written agreement executed by all parties hereto that expressly references this letter. This letter agreement may be signed in multiple counterparts.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED EXCLUSIVELY WITHIN SAID STATE. THE PARTIES (A) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ORANGE COUNTY, FLORIDA FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS LETTER AGREEMENT, (B) AGREE NOT TO COMMENCE ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS LETTER AGREEMENT EXCEPT IN ANY STATE OR FEDERAL COURT LOCATED IN ORANGE COUNTY, FLORIDA AND (C) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS LETTER AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

B. Riley Financial, Inc.

By:	/s/ Bryant Riley
Name: Bryant Riley
Title: CEO

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SIDE LETTER]

Accepted and agreed to as of
the date first above written:

VINTAGE RODEO, L.P.

By:	Vintage Rodeo GP, LLC, General Partner

	By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

[SIGNATURE PAGE TO SIDE LETTER]